UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2016
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Green Bancorp, Inc.
(Exact name of registrant as specified in its charter)
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TEXAS (State or other jurisdiction of incorporation)	001-36580 (Commission File Number)	42-1631980 (I.R.S. Employer Identification No.)

4000 Greenbriar
Houston, Texas 77098
(Address of principal executive offices, including zip code)

(713) 275 - 8220
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2016, Green Bancorp, Inc. (the “Company”) completed the issuance, through a private placement, of $35.0 million aggregate principal amount of 8.50% Fixed–to-Floating Rate Subordinated Notes due December 15, 2026 (the “Notes”) to certain institutional accredited investors. The Notes are unsecured, subordinated obligations of the Company and rank junior in right to payment to the Company’s existing and all future senior indebtedness.

The sale of the Notes yielded net proceeds of approximately $35.0 million. The Notes were designed to qualify as Tier 2 capital under the Federal Reserve’s capital guidelines. The Company intends to use the net proceeds of the offering for general corporate purposes, which may include advances to subsidiaries to finance their activities or the purchase of assets from the Company’s subsidiaries.

The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended and the provisions of Regulation D thereunder.

See the disclosure in Item 2.03 below for disclosure regarding the Indenture (as defined below). Such disclosure is also incorporated by reference into this Item 1.01.

Registration Rights Agreement

On December 8, 2016, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) relating to the Notes, with the purchasers of the Notes. The Registration Rights Agreement requires the Company, at its cost, among other things, to use its commercially reasonable efforts to (i) file a registration statement with respect to the Notes (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by March 31, 2017, to be used in connection with the exchange of the Notes for registered notes with identical terms (subject to certain exceptions, including the transfer restrictions relating to the Notes), (ii) cause such Registration Statement to be declared effective by the SEC no later than June 15, 2017, (iii) cause such Registration Statement to remain effective until the closing of the exchange offer, and (iv) to consummate the exchange offer no later than 45 days after the effective date of the Registration Statement. In addition, under certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the Notes.

In the event of a “Registration Default” (as defined in the Registration Rights Agreement), the Company will be obligated to pay additional interest to each holder of the Notes that constitute Registrable Securities (as defined in the Registration Rights Agreement) that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the principal amount of the Registrable Securities that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum on the principal amount of the Registrable Securities that are subject to transfer restrictions.

A copy of the Registration Rights Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Notes set forth in Item 1.01 above is incorporated herein by reference.

The Notes were issued pursuant to an indenture, dated as of December 8, 2016, between the Company and Wilmington Trust, National Association, as trustee (the “Indenture”). The Notes bear a fixed interest rate of 8.50% per annum from and including December 8, 2016 to but excluding December 15, 2021, payable semi-annually in arrears. From and including December 15, 2021, the Notes will bear a floating rate of interest which shall reset quarterly to an interest rate per annum equal to the then current three-month LIBOR (provided that in the event three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero) plus 668.5 basis points until the Notes mature on December 15, 2026, or such earlier redemption date, payable quarterly in arrears.

The Notes are not subject to redemption at the option of the holder. The Company may redeem the Notes at any time, in whole or in part, upon the occurrence of certain specified tax events, capital events or investment company events. On or after December 15, 2021, the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the redemption date. Any redemption of the Notes will require, and be subject to, prior regulatory approval.

Principal and interest on the Notes are subject to acceleration only in limited circumstances.

A copy of the Indenture is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description of Exhibit
4.1	Indenture, dated as of December 8, 2016, between Green Bancorp, Inc., as issuer, and Wilmington Trust, National Association, as trustee.

4.2	Form of 8.50% Fixed-to-Floating Rate Subordinated Note due 2026 (included in Exhibit 4.1).

10.1	Registration Rights Agreement relating to the 8.50% Fixed-to-Floating Rate Subordinated Note due 2026, dated as of December 8, 2016, among Green Bancorp, Inc. and the purchasers of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Green Bancorp, Inc.

Date: December 8, 2016	/s/ Elizabeth Vandervoort
Elizabeth Vandervoort
Assistant Secretary and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1	Indenture, dated as of December 8, 2016, between Green Bancorp, Inc., as issuer, and Wilmington Trust, National Association, as trustee.

4.2	Form of 8.50% Fixed-to-Floating Rate Subordinated Note due 2026 (included in Exhibit 4.1).

10.1	Registration Rights Agreement relating to the 8.50% Fixed-to-Floating Rate Subordinated Note due 2026, dated as of December 8, 2016, among Green Bancorp, Inc. and the purchasers of the Notes.